UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)     November 30, 2005

Capital One Auto Receivables, LLC

Capital One Auto Finance Trust 2005-D

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-125612 333-125612-03	31-1750007 51-6570661
(Commission File Numbers)	(Registrant’s I.R.S. Employer Identification Nos.)

140 E. Shore Drive, Room 1052-D Glen Allen, Virginia	23059
(Address of Principal Executive Offices)	(Zip Code)

(804) 290-6736

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

The consolidated financial statements of MBIA Insurance Corporation, a wholly owned subsidiary of MBIA Inc., and its subsidiaries as of December 31, 2004 and December 31, 2003 and for each of the three years in the period ended December 31, 2004, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K/A of MBIA Inc. for the year ended December 31, 2004, and the consolidated financial statements of MBIA Insurance Corporation and its subsidiaries as of September 30, 2005 and for the nine month periods ended September 30, 2005 and September 30, 2004 included in the Quarterly Report on Form 10-Q of MBIA Inc. for the period ended September 30, 2005, are incorporated by reference in this Form 8-K and in the prospectus supplement (the “Prospectus Supplement”) relating to the Capital One Auto Finance Trust 2005-D.

In connection with the issuance of the notes, the Registrant is filing herewith the consent of PricewaterhouseCoopers LLP (“PwC”) to the use of their name and the incorporation by reference of their report in the Registration Statement of the Registrant (Registration No. 333-125612) and in the Prospectus Supplement referred to above related to the issuance of the notes. The consent of PwC is attached hereto as Exhibit 23.1.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits

(99)	Not applicable.

(99)	Not applicable.

(99)	Exhibits:

23.1	Consent of PricewaterhouseCoopers LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 30, 2005	CAPITAL ONE AUTO RECEIVABLES, LLC

	By:	/s/ Al Ciafre
	Name:	Al Ciafre
	Title:	Assistant Vice President

EXHIBIT INDEX

Exhibit No:	Description:
23.1	Consent of PricewaterhouseCoopers LLP